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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                          Dated: November 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during November 2004 is 2.9125%. This interest rate was calculated as follows:

Applicable LIBOR    +      Number of basis points       =        Initial Rate
for November 2004          set by State of Israel
                           at beginning of monthly
                           sales period

2.3125%             +      60 BASIS POINTS              =        2.9125%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in December 2004 will receive the rate and spread in effect for that sales period.